UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2006

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:          918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure.

The following information is being furnished in connection with its disclosure during an investor conference call held on Thursday, November 30, 2006 to discuss the unaudited results for the quarter and year ended October 31, 2006.  For the fiscal year ended October 31, 2006, the Company is reporting cost of systems sales of $22.2 million, services costs of $21.6 million, and cost of other revenues and corporate cost-of-goods-sold of $1.4 million.

 The foregoing information is unaudited and, although no material changes are expected, is subject to change. The audit is expected to be complete by the end of December 2006.

A replay of the call will be available through 11:59 p.m. Central Time on December 7, 2006 by dialing 800-475-6701, access code 849419.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: November 30, 2006	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer